EXHIBIT  10.2

                                 Labor Agreement

Party A:
         -----------------------------------

Party B: Wang YanBin
         -----------------------------------

Date: August 10, 2007

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Party A:                       Party B: Wang Yanbin
Legal representative:          Education Degree: Master degree
or authorized agent            Gender: Male
Address:                       Date of Birth:  December  17, 1970
P.O.:                          ID card No.:370305197012172138
                               Address: XXX, Chaoyang District, Beijing
                               Permanent Address: XXX, Xicheng District, Beijing

This agreement is signed on a mutuality voluntary basis by and between both above parties in accordance the following items:

1. Term of the Agreement:

a. The term of this agreement is a fixed term agreement and shall commence on August 10, 2007____, probation period __/__ months, and shall continue until _December 31____,_2008____.

2. Job Description:

b. The Party B agrees to work as __CFO______ (job title) according to Party A's working requirements.
c. Party B should complete working quantities and achieve the quality standard which set by Party A and the legal requirement required by Party A.

3. Working Hours

Party A arrange the __/__ hour/day standard for Party B.
d. The normal working hours of the Party B shall be eight hours each day, the detail working and rest time should be implemented according to the rules and regulations which set by Party A. Party A can arrange the overtime work for Party B to adapt the needs of work. The written agreement by Party A is needed before Party B extends working hours. In the case of irregular working hours, the working and rest hours should be arranged after the negotiation by both parties. However, the Party B is entitled to the attendance and vacation system which set by Party A.

4. Remuneration of Labour

e. The standard salary of the Party B is RMB_20,000_____ per month according to the compensation system of Party A (which including _/_% basic salary of RMB __/__per month, __/_% performance wages of RMB$__/_per month. The salary in probationary period is RMB$ ___/__ per month. However, the performance wages will be fluctuated depends on Party A's performance assessment system. The basic salary and performance wages will be adjusted according to the adjustment of job position.
f. In the event of the changes of Party A's compensation system or Party B's position, the salary of Party B can be adjusted by Party A.

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5. Labour Discipline, obligation of secrecy.

g. Party B shall undertake the obligation the Law of People's Republic of China, social morals, professional ethics; consciously preserve the reputation and benefit of Party A.
h. Party B shall undertake the obligation strictly of the rules and regulations, labor disciplines and working procedures of Party B.
i. in the events of Party B breach of the labor disciplines, the disciplinary punishment can be implemented by Party A according to Party A's rules and regulations until this agreement is terminated.
j. Party B cannot work any type of part-time job of work n other company by any reason without the permission by Party A in the period of this agreement.
k. The Party B has the obligation to protect Party A's intellectual property and commercial secret:
- During the office term in Party A's company, the commercial secrets and intellectual property including innovation, invention, productions, computer software, management achievements which completed by utilizing Party A's material technique, business information etc. belongs to Party A. Party B shall support Party A's intellectual property by providing all necessary information and implementing all necessary actions such as the application, registration etc of the intellectual property according to the rules and regulations of Party A.
- Exclusive of the Party B's responsibility, Party B shall not disclose, inform, promulgate, publish, transfer or any other method to the third party about the commercial secrets of Party A or the commercial secrets which Party A has signed the confidential agreement with others without Party A's written agreement, neither the using of the secret information out of the responsibilities of Party B.
- The confidential information which mentioned in this agreement refers to the technology information (including but not necessary limited in: technical solution, product design, precise data mode, technology documents, software, database, research development records, relative email/calls) and the business operation information (including but not necessarily limited: Customer lists, sales plan, scheme, operation management strategy, policy, financial information etc.) which can bring Party A with reality and potential economic benefits, competitive advantages, and has been undertaken the protection policy without known by public.

6. Termination, Modification, Renew and Discharge of the Agreement

l. The relevant laws and regulations have been modified or abolished by the time of signing the Agreement; the relevant clauses of the agreement may be modified by the parties.
m. Due to the force majeure, the Agreement can not be executed; the relevant clauses of the Agreement may be modified by the parties;
n. The agreement can be terminated agreed by the parties.
o. The agreement may be discharged by the Party A with immediate effect and the Party B will not be compensated:
      i. Party B does not meet the job requirements during the probationary period;
      ii. Party B seriously violates disciplines or bylaws of the Party A;
      iii. Party B seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Party A;
      iv. Party B is being punished by physical labour for its misfeasance and is being charged with criminal offences
p. The Agreement may be terminated by Party A by giving notice in written form 30(thirty) days in advance:
      i. Party B fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Party A assigns to him;
      ii. Party B does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

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      iii. The circumstances have materially changed from the date this
      Agreement was signed to the extent that it is impossible to execute the Agreement provided, however, that the parties cannot reach an agreement to amend the agreement to reflect the changed circumstances.
q. Party A is being consolidated in the legal consolidation period on the brink of bankruptcy or the situation of business is seriously in trouble, under such condition, it is required to reduce the employee.(in legal procedure)
r. The Agreement may be discharged by Party B by giving notice in written form 30(thirty) days in advance.
s. Party B may inform the Party A to discharge the Agreement at random under the following occasions:
      i. Party B is still in the probationary period;
      ii. Party A force Party B to work by violence, duress or illegal restriction to physical freedom;
      iii. Party A does not pay the remuneration of Party B accordance with the relevant clause in the Agreement;

t. This Agreement can be renewed at the expiration of this Agreement which agreed by the parties.

7. Economic Compensation and Compensation

u. Due to either party's fault, if breaching the Agreement to damage the other party. The damage should be compensated by the faulty party accordance with the relevant laws and regulations of PRC. v. During the period of this agreement, the settles of accommodation, training and other special welfare provided by Party A, which will be sign specific agreement, if breaching of this special agreement, the relevant compensation should be paid depends on the special agreement.

8. Labor Disputes

w. Where a labor dispute between the parties takes place during the performance of this Agreement, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court.

9. Others

x. The rules and regulations of Party A will be set as the appendix in this agreement.
y. This agreement is made in two copies, with each party holding one copy and the two copies having the same legal validity.

Party A:                                    Party B:
Seal:                                       Wang Yanbin
Legal representative:
Or Authorized Agent (Seal):
Date of Signature:                          Date of Signature: August, 2007